Exhibit 99.1

      As Anticipated, GAMCO Reports Lower Third Quarter Earnings


    RYE, N.Y.--(BUSINESS WIRE)--Nov. 9, 2006--GAMCO Investors, Inc. (GAMCO) (NYSE: GBL) reported third quarter 2006 earnings of $0.59 per fully diluted share versus $0.64 per fully diluted share as reported in the third quarter of 2005 and $0.59 per fully diluted share as restated for the changes in accounting principle related to the recognition of certain fees. Revenues were $58.0 million for the third quarter versus $66.2 million as reported and $60.7 million as restated for the changes in accounting principle in the comparable 2005 period.

    For the nine months ended September 30, 2006, net income was $44.2 million versus $45.1 million as reported and $43.4 million as restated for the changes in accounting principle and fully diluted earnings were $1.53 per share versus $1.48 per share as reported in 2005 and $1.43 per share as restated for the changes in accounting principle. Revenues were $178.9 million for the nine months ended September 30, 2006 versus $187.6 million as reported in 2005 and $180.8 million as restated for the changes in accounting principle.

    Assets Under Management

    Assets Under Management (AUM) were $26.6 billion as of September 30, 2006, nominally lower than June 30, 2006 AUM of $26.8 billion and 3.8% lower than September 30, 2005 AUM of $27.6 billion. Equity assets under management were $25.9 billion on September 30, 2006, remaining level with June 30, 2006 equity assets of $25.9 billion, but 3.1% lower than the $26.7 billion on September 30, 2005.

    -- Our equity closed-end funds reached record AUM of $5.3 billion on September 30, 2006, slightly above AUM at June 30, 2006 and 9.8% higher than the $4.9 billion on September 30, 2005.

    -- Our equity open-end funds were $7.9 billion in AUM on September 30, 2006, 0.7% above the $7.8 billion level on June 30, 2006 and 1.3% lower than the $8.0 billion on September 30, 2005.

    -- Our institutional and high net worth business had AUM of $12.2 billion in separately managed equity accounts on September 30, 2006, 0.6% lower than the $12.3 billion on June 30, 2006, and 7.1% lower than the $13.1 billion on September 30, 2005.

    -- AUM in our investment partnerships were $488 million versus $536 million on June 30, 2006 and $745 million on September 30, 2005.

    -- Fixed income AUM, primarily money market mutual funds, totaled $737 million on September 30, 2006, down 19.7% from the June 30, 2006 AUM of $918 million, and 22.7% lower than fixed income AUM of $954 million on September 30, 2005.

    Revenues

    Investment advisory fees for the third quarter of 2006 were $49.8 million, a decrease of 4.4% from the $52.0 million generated in the third quarter of 2005:

    -- Our closed-end funds revenues increased 8.6% to $10.7 million for the third quarter 2006, up from $9.8 million in the prior year's period primarily due to increased average AUM.

    -- Open-end mutual funds revenues decreased 3.8% to $19.6 million from $20.4 million in the 2005 period primarily due to lower average AUM.

    -- Institutional and high net worth separate accounts revenues decreased 8.2% to $18.3 million, down from the $19.9 million reported in 2005 primarily due to a decrease in AUM.

    -- Investment Partnership revenues decreased 37.5% to $1.2 million from $1.9 million in the prior year's period primarily due to a decrease in AUM.

    Commission revenues from our institutional research affiliate, Gabelli & Company, Inc., were $2.8 million in the third quarter 2006, down 14.1% from the prior year's comparable period. The decrease was primarily due to a decline in trading volume and average revenue earned per share traded.

    Mutual fund distribution fees and other income were $5.4 million for the third quarter 2006, level with the prior year's period.

    Investment advisory fees for the nine months ended September 30, 2006 were $153.7 million, a decrease of $3.3 million, or 2.1%, from the $157.1 million generated for the nine months ended September 30, 2005 as:

    -- Revenues from our closed-end fund increased 15.4% to a record $31.7 million for the nine months ended September 30, 2006, up from $27.5 million in the prior year's period primarily due to increased average AUM within our closed-end funds from $4.6 billion for the first nine months of 2005 to $5.3 billion for the first nine months of 2006.

    -- Open-end mutual funds revenues were $59.9 million, down 0.2% from the $60.0 million in the 2005 period.

    -- Institutional and high net worth separate accounts revenues decreased 6.3% to $58.4 million from the $62.3 million reported in 2005 primarily due to a decrease in AUM.

    -- Investment Partnership revenues were $3.7 million, a decrease of 48.8% from the $7.3 million in the 2005 period primarily due to a decrease in AUM and lower performance fees.

    Commission revenues from our institutional research affiliate, Gabelli & Company, Inc., were $9.0 million for the nine months ended September 30, 2006, up 8.1% from the prior year's comparable period amount of $8.3 million primarily due to increased trading volume which was partially offset by a decline in the average revenue earned per share traded.

    Mutual fund distribution fees and other income were $16.2 million for the nine months ended September 30, 2006, 4.9% higher than the $15.5 million reported in the 2005 period. The increase was primarily due to higher distribution fees of $15.2 million for nine months ended September 30, 2006 versus $14.4 million for prior year period, principally as a result of an increase in average assets under management from our increased wholesaling of funds sold through unaffiliated broker dealers.

    Operating Margin

    Expenses not directly tied to revenues were $13.0 million, an increase from the $12.2 million recorded in the third quarter of 2005. The increase was primarily due to a $0.4 million increase in compensation costs and a net $0.4 increase in operating expenses, primarily legal and accounting fees resulting in operating margin, before management fee, decreasing to 36.6% for the third quarter 2006 from 38.8% in the prior year's quarter.

    For the nine months ended September 30, 2006, operating margin, before management fee, decreased to 29.8% from 37.2% in the prior year's period primarily due to an $11.9 million litigation reserve recorded during the second quarter of 2006. Without the reserve, operating margin would have been 36.5% for 2006.

    Expenses not directly tied to revenues were $50.7 million, an increase of 31.9% from the $38.5 million recorded in the period ended September 30, 2005. The increase was primarily the result of the litigation reserve taken during second quarter 2006.

    Other Income / Expense

    Total other income, net of interest expense was $9.0 million for the third quarter 2006, marginally higher than the $8.9 million in the comparable 2005 period. A $2.4 million increase in interest and dividend income from the prior quarter was partially offset by a $2.3 million decease in net gain from investments. For the quarter ended September 30, 2006, we recorded no earnings from our investment in optionXpress (Nasdaq: OXPS) as compared to $0.05 per fully diluted share for the quarter ended September 30, 2005.

    Total other income, net of interest expense, rose to $41.5 million for the nine months ended September 30, 2006 from $10.3 million in the 2005 period.

    For the third quarter 2006, interest expense was $3.4 million, $0.1 million greater than the prior year's period. For the nine months ended September 30, 2006, interest expense increased $0.1 million from the prior year's comparable period to $10.6 million.

    Management fee dropped to $3.0 million for the three months ended September 30, 2006, versus $3.2 million for the comparable 2005 period.

    Management fee was $8.2 million for the nine months ended September 30, 2006, versus $7.8 million for the comparable 2005 period. The increase was due to higher operating income before management fee, income taxes, and minority interest of $94.9 million for the nine months ended September 30, 2006, as compared to $77.6 million for the comparable 2005 period.

    The effective tax rate for the three and nine months ended
September 30, 2006, excluding the reserve taken during the second quarter of 2006, remained at 37.5%, the same as the respective prior year periods.

    Change in Accounting Policy

    GAMCO previously voluntarily changed its accounting method to recognize management fee revenues on closed-end preferred shares at the end of the measurement period, effective January 1, 2006. GAMCO has now also voluntarily changed its accounting method to recognize incentive fee revenues on investment partnerships at the end of the measurement period, effective January 1, 2006. Prior to the accounting change, GAMCO recognized these revenues during each interim reporting period. Under this method, management and incentive fee revenues recognized in prior interim periods during the measurement period were subject to possible reversal in subsequent periods during that measurement period.

    The net effect of the change in accounting policy is as follows (dollars in thousands, except for earnings per share):


                          2005                         2006
             -------------------------------- ------------------------
               1st     2nd     3rd     4th      1st     2nd     3rd
              Quarter Quarter Quarter Quarter  Quarter Quarter Quarter
             -------------------------------- ------------------------
Revenue      (1,218)   (23)  (5,528)   7,738  (1,291) (1,138)  (887)
Operating
 Income
 Before
 Management
 Fee          (487)    (91)  (2,553)   3,372    941    (435)   (282)
Earnings Per
 Share       ($0.01) ($0.01) ($0.05)  $0.06   ($0.02) ($0.01)  $0.00

    Business Highlights

    -- Our seven Closed End Funds reached a record total AUM of $5.3 billion at September 30, 2006, a 1.3% increase over June 30, 2005 AUM of $5.3 billion and a 9.8% increase over September 30, 2005 AUM of $4.9 billion. For the quarter ended September 30, 2006, these selected Closed End Funds performed as follows:


       -- Gabelli Dividend & Income Trust generated a return of 12.99% for its shareholders in the nine months ended September 30, 2006 and an average annual return of 11.69% for the one year period ended September 30, 2006. Total Net Assets(a) for the fund were approximately $2.38 billion as of September 30, 2006.

       -- Gabelli Equity Trust generated a return of 14.99% for its shareholders in the nine months ended September 30, 2006, and average annual returns of 11.73%, 19.82%, 12.96% and 11.32% for the one, three, five and ten year periods ended September 30, 2006, respectively. Total Net Assets(a) for the fund were approximately $1.84 billion as of September 30, 2006.

           a) Authorized the spin-off of a proposed newly-formed closed-end investment company. The spin-off would be subject to shareholder and other regulatory approvals and would create The Gabelli Global Healthcare & Wellness(Rx) Trust ("Healthcare & Wellness(Rx) Trust").

           b) Increased the cash distribution from $0.19 per share to $0.20 per share.

       -- Gabelli Utility Trust generated a return of 16.42% for its shareholders in the nine months ended September 30, 2006, and average annual returns of 9.42%, 16.00%, and 10.81% for the one, three, and five year periods ended September 30, 2006, respectively. Total Net Assets(a) for the fund were approximately $277.8 million as of September 30, 2006.

       -- Gabelli Global Multimedia Trust generated a return of 9.13% for its shareholders in the nine months ended September 30, 2006, and average annual returns of 7.76%, 14.52%, 8.40% and 11.18% for the one, three, five and ten year periods ended September 30, 2006, respectively. Total Net Assets(a) for the fund were approximately $224.1 million as of September 30, 2006.


    --  In our open end funds:


       -- Our Gabelli ABC Fund, which focuses on absolute rates of return, is one of the three funds according Lipper that has had an up year every year since 1993 when it commenced investing. This fund was up 8.83% through September 30, 2006 and is up 10.33% for the one year, 5.90% for the three year and 4.49% and 7.15% for the five and ten year periods ended June 30, 2006, respectively.

       -- Gabelli Utilities Fund (AAA), a team managed fund, delivered strong performance and record AUM as the fund generated a return of 13.45% for its shareholders in the first nine months of 2006, and average annual returns of 8.32%, 15.89%, 9.39%, and 9.34% for the one, three, and five year and since inception (August 31, 1999) periods ended September 30, 2006, respectively. Total Net Assets(a) for the fund were approximately $443.2 million as of September 30, 2006.

       -- Gabelli Equity Income Fund(b) (AAA) has a 4 star Morningstar overall rating in the Large Value Fund category, a 3 star Morningstar rating for three years, a 4 star Morningstar rating for five years and a 5 star Morningstar rating for the ten year periods, all ended September 30, 2006. Since its inception, the fund earned a return of 11.42% for shareholders in the first nine months of 2006, and average annual returns of 11.25%, 14.80%, 10.76%, and 11.51% for the one, three, five and ten year periods ended September 30, 2006, respectively. Total Net Assets(a) for the fund were approximately $810.3 million, a new record, as of September 30, 2006. There were 1,083 Large Value Funds rated overall 1,083 rated for three years, 802 rated for five years, and 391 rated for ten years.

       -- The Gabelli Asset Fund (AAA) generated a return of 11.48% for its shareholders in the first nine months of 2006, and average annual returns of 11.10%, 15.76%, 10.92%, and 12.31% for the one, three, five and ten year periods ended September 30, 2006, respectively. Total Net Assets(a) for the fund were approximately $2.3 billion as of September 30, 2006.

       -- Our liquid balance sheet, coupled with an investment grade credit rating, provides access to financial markets and the flexibility to opportunistically add operating resources to our firm, repurchase our stock and consider strategic initiatives. As a result of GAMCO Investors, Inc.
           (NYSE: GBL) shelf registration in the third quarter 2006, we have the right to issue any combination of senior and subordinate debt securities, convertible debt securities and equity securities (including common and preferred securities) up to a total amount of $520 million. This includes the remaining $120 million available under our previous shelf registration filed in 2001.


    -- Gabelli & Company, Inc, our institutional equity research firm, hosted two research symposiums in September as part of the firm's institutional brokerage business.


       -- Our 12th Annual Aircraft Supplier Conference in New York hosted Boeing Company, Crane Corporation, and Honeywell International among the seventeen presenting public companies. The themes of this two-day research conference included competitive dynamics, new technologies, and company fundamentals.

       -- Our 2nd Annual RFID (Radio Frequency Identification) Conference in New York hosted Paxar Corporation, Intermec, Inc., and eight other presenting companies. The keynote speaker, Bill Hardgrave, PhD., Associate Professor and Edwin & Karlee Bradberry Chair of the Information Systems department of the University of Arkansas, highlighted the conference as senior managements from many of the major players in this leading supply chain management technology discussed industry fundamentals, technology standards, and their corporate outlooks.


    Past performance is no guarantee of future results. Other share classes are available and have different performance characteristics. The average annual returns and total returns are historical and reflect changes in share price, reinvested dividends and capital gains and are net of expenses. Investment returns and principal value of an investment will fluctuate. When shares are redeemed, they may be worth more or less than their original costs. Current performance may be lower or higher than the performance presented. Performance information as of the most recent month-end is available at www.gabelli.com. Investors should carefully consider the investment objectives, risks, charges and expenses of a fund before investing. The prospectus for a fund contains information about this and other matters and should be read carefully before investing. Call 800-GABELLI to obtain a prospectus. Equity funds involve the risk that the underlying investments may lose value. Accordingly, it is possible to lose money by investing in these funds. Funds investing in a single sector such as utilities may be subject to more volatility than funds that invest more broadly. The utilities industries can be affected by government regulation, financing difficulties, supply or demand of services or fuel and natural resources conservation.

    (a) Total Net Assets are for the entire fund. The performance provided is for the respective funds' class AAA shares. Performance information on other fund classes are available on our website at www.gabelli.com.

    (b) For each fund with at least a three-year history, Morningstar calculates a Morningstar Rating(TM) based on a Morningstar risk-adjusted return measure that accounts for variation in a fund's monthly performance (including the effects of sales charges, loads and redemption fees) placing more emphasis on downward variations and rewarding consistent performance. The top 10% of the funds in an investment category receive five stars, the next 22.5% receive four stars, the next 35% receive three stars, the next 22.5% receive two stars and the bottom 10% receive one star. The Overall Morningstar Rating for a fund is derived from a weighted average of the performance figures associated with its three, five, and ten-year (if applicable) Morningstar Rating metrics. Morningstar Ratings are shown for the respective class shown; other classes may have different performance characteristics. This information is (1) proprietary to Morningstar and/or its content providers; (2) may not be copied or distributed; and (3) is not warranted to be accurate, complete or timely. Neither Morningstar nor its content providers are responsible for any damages or losses arising from any use of this information.

    Financial Highlights

    Balance Sheet - Liquidity and Flexibility

    We ended the quarter with approximately $719.6 million in cash and investments in securities. This included approximately $92.6 million of our investments in The Gabelli Dividend & Income Trust, The Gabelli Global Utility & Income Trust, various Gabelli and GAMCO open-end mutual funds as well as other investments classified as available for sale securities. Our debt of $232.3 million consisted of $100 million of 5.5% senior notes due May 2013, a $50 million 6% convertible note due August 2011, and $82.3 million of 5.22% senior notes due February 2007. We had cash and investments in securities, net of debt and minority interest of $16.54 per share on September 30, 2006, compared with $15.52 per share on June 30, 2006, $15.31 per share on September 30, 2005 and $14.69 per share on December 31, 2005.

    Our primary goal is to utilize our liquid resources to opportunistically and strategically convert our investment income to operating income. While this goal is our priority, if opportunities are not present with what we consider a margin of safety, we will continue to return value to our shareholders through stock repurchases and dividends and consider other options as well.

    Stockholders' equity was $418.0 million or $14.80 per share on September 30, 2006 compared with $401.5 million or $14.19 per share on June 30, 2006, $430.5 million or $14.42 per share on September 30, 2005 and $424.1 million or $14.20 per share on December 31, 2005.

    Shareholder Compensation

    - Dividends

    In August 2006, our Board of Directors declared our regular quarterly dividend of $0.03 per share that was paid on September 28, 2006 to all shareholders of record on September 15, 2006. This dividend was 50% higher than the $0.02 dividend paid during September 2005.

    - Stock Buyback

    Shares outstanding on September 30, 2006 were 28,239,635, 5.4% lower than the 29,861,817 shares outstanding on September 30, 2005. Fully diluted shares outstanding for the third quarter of 2006 were 29,235,083, 5.9% lower than our fully diluted shares of 31,079,413 for the third quarter 2005.

    In the third quarter of 2006, we repurchased 62,400 shares at an average investment of $34.38 per share. The total amount of shares currently available to be repurchased under the program is approximately 653,000 shares at September 30, 2006. Through September 30, 2006, we have repurchased 4,664,958 class A common shares at an average investment of $39.45 per share since our buyback program was initiated in March 1999.

    Increased Liquidity

    We have approximately twenty-eight million shares outstanding. GGCP, a private company and GAMCO's largest shareholder, distributed
2.7 million shares to its owners. Most of the shares have been registered, potentially increasing liquidity for GAMCO's stock.

    Investment Outlook

    As the third quarter ended amid falling oil prices and growing confidence in the economy and earnings, the equity markets closed near their highest level in six years. For three years, corporate earnings have increased at a double-digit rate, while the equity market posted much more modest returns. This resulted in a dramatic compression of price earnings multiples, from an average of about 31 in 2000 to 16 times earnings today.

    At the same time, the economy is in transition from a strong one to a more moderate economy, as evidenced by The Federal Reserve that paused raising interest rates after 17 hikes of 25 basis points at each, increasing the Federal Funds rate from 1% to 5.25% since June of 2004.

    Two sectors that will determine a soft landing are housing and energy. The housing slowdown has been declining since the record housing starts reported in January. Oil has declined from $80 a barrel at its peak in the third quarter to $56 by the beginning of the fourth quarter. This is good news for consumption as well as inflation. This has led also to a consensus that the next Federal Reserve action will be to cut rates in 2007.

    The decline in the price of oil and gas, generally low interest rates, low unemployment, and continued consumer optimism and spending, as well as flush corporate balance sheets and the potential for capital spending are all reasons to be optimistic about a soft landing.

    Fourth Quarter Earnings Outlook

    Since over 95% of our AUM are invested in equities, the primary risk factor affecting our revenues and financial results is the general market level of stock prices and interest rates. Our financial results are also subject to the gain or loss of clients. In addition, returns from our proprietary investment portfolio are also exposed to interest rate and equity market risk. Should negative market conditions that impact our AUM or proprietary investment portfolio occur, we could report lower operating results in the fourth quarter of 2006 than expected under current market conditions.

    NOTES ON NON-GAAP FINANCIAL MEASURES AND CHANGE IN ACCOUNTING
METHOD

    A. Cash and investments as adjusted have been computed as follows:
(in millions)


                                           12/31/05  9/30/05  9/30/06
                                           --------- -------- --------
Cash and cash equivalents                    $170.7   $205.1   $112.1
Investments (marketable securities)           412.0    399.6    469.5
                                           --------- -------- --------
Total cash and investments (marketable
 securities)                                  582.7    604.7    581.6
Net amounts receivable/(payable) from/to
 brokers                                        8.5      8.6     45.4
                                           --------- -------- --------
Adjusted cash and investments (marketable
 securities)                                  591.2    613.3    627.0
Investments (available for sale)               81.2     82.0     92.6
                                           --------- -------- --------
Total adjusted cash and investments          $672.4   $695.3   $719.6
                                           ========= ======== ========


    We believe adjusted cash and investments is a more useful measure of the company's liquidity for analytical purposes.

    Net amounts receivable/(payable) from/to brokers reflects cash and cash equivalents held with brokers and cash payable for securities purchased and recorded on a trade date basis for which settlement occurs subsequent to period end.

    B. Operating income before management fee expense is used by management for purposes of evaluating its business operations. We believe this measure is useful in illustrating the operating results of the Company as management fee expense is based on pre-tax income and includes non-operating items including investment gains and losses from the company's proprietary investment portfolio and interest expense. The reconciliation of operating income before management fee expense to operating income is provided in Table IV.

    C. Beginning January 1, 2006, the provisions of FASB Interpretation No. 46R ("FIN 46R") and Emerging Issue Task Force 04-5 ("EITF 04-5") require consolidation of the majority of our investment partnerships and offshore funds managed by our subsidiaries into our consolidated financial statements. However, since we amended the agreements of certain investment partnerships and an offshore fund on March 31, 2006, FIN46R and EITF 04-5 only required us to consolidate these entities on our income statement for the first quarter 2006, we were not required to consolidate these entities on our balance sheet at March 31, 2006. In addition, these partnerships and offshore funds, for which the agreements were amended, are not required to be consolidated within our statement of income or on our balance sheet in the third quarter or future periods. However, for the nine months ended September 30, 2006, the consolidation of these entities does affect the classification of income between operating and other income. As a result, we have provided our results for the nine month period through September 30, 2006 before adjusting for FIN46R and EITF 04-5 as we believe this basis is comparable to our reported results for the nine months ended September 30, 2005.

    Although certain of our investments in partnerships and offshore funds will continue to be consolidated as long as we have a direct or indirect controlling financial interest, there will only be minor adjustments for FIN 46R and EITF 04-5 for the remainder of 2006. Please refer to Form 10-Q for the first quarter 2006 for a discussion of FIN 46R and EITF 04-5.

    D. GAMCO voluntarily changed its accounting method to recognize management fee revenues on closed-end preferred shares at the end of the measurement period, effective January 1, 2006. Unlike most money management firms, GAMCO does not charge fees on leverage in its closed-end funds unless the total return to the common shareholders (of the closed-end fund at year-end) exceeds the dividend rate of the preferred shares. In 2005, GAMCO recognized these revenues during each interim reporting period if and when the total return to common shareholders of the closed-end fund exceeded the dividend rate of the preferred shares. Under this method, management fee revenues recognized in prior interim periods during the measurement period were subject to possible reversal in subsequent periods during that measurement period. Had this method not changed, we would have recorded approximately $1.5 million in management fee revenues on closed-end preferred shares for the three month period ended March 31, 2006.

    In addition, GAMCO has now changed its accounting method to recognize incentive fee revenues on investment partnerships at the end of the measurement period, effective January 1, 2006. Previously, GAMCO recognized these revenues during each interim reporting period. Under this method, incentive fee revenues recognized in prior interim periods during the measurement period were subject to possible reversal in subsequent periods during the measurement period. Had this method not changed, we would have recorded approximately $1.3 million in incentive fee revenues on investment partnerships for the three month period ended March 31, 2006

    After considering the guidance provided in EITF D-96, "Accounting for Management Fees Based on Formula", GAMCO believes that the preferable method of accounting is to recognize management fee revenues on closed-end preferred shares and incentive fees on investment partnerships at the end of the measurement period. This method results in revenue recognition only when the measurement period has been completed and when the management fees and incentive fees have been earned. This eliminates the possibility of revenues that have been recognized in interim measurement periods subsequently being reversed in later periods during a fiscal year.

    Under SFAS No. 154, which GAMCO adopted on January 1, 2006, a voluntary change in accounting principle requires retrospective application to each period presented as if the different accounting principle had always been used and requires an adjustment at the beginning of the first period presented for the cumulative effect of the change to the new accounting principle. Therefore, this change in accounting principle will result in a reduction of revenues of approximately $1.2 million in the first quarter of 2005, approximately $23,000 in the second quarter of 2005, $5.5 million in the third quarter of 2005 and an increase in revenues of $7.7 million in the fourth quarter of 2005.

    SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION

    Our disclosure and analysis in this press release contain some forward-looking statements. Forward-looking statements give our current expectations or forecasts of future events. You can identify these statements because they do not relate strictly to historical or current facts. They use words such as "anticipate," "estimate," "expect," "project," "intend," "plan," "believe," and other words and terms of similar meaning. They also appear in any discussion of future operating or financial performance. In particular, these include statements relating to future actions, future performance of our products, expenses, the outcome of any legal proceedings, and financial results. Although we believe that we are basing our expectations and beliefs on reasonable assumptions within the bounds of what we currently know about our business and operations, there can be no assurance that our actual results will not differ materially from what we expect or believe. Some of the factors that could cause our actual results to differ from our expectations or beliefs include, without limitation: the adverse effect from a decline in the securities markets; a decline in the performance of our products; a general downturn in the economy; changes in government policy or regulation; changes in our ability to attract or retain key employees; and unforeseen costs and other effects related to legal proceedings or investigations of governmental and self-regulatory organizations. We also direct your attention to any more specific discussions of risk contained in our Form 10-K and other public filings. We are providing these statements as permitted by the Private Litigation Reform Act of 1995. We do not undertake to update publicly any forward-looking statements if we subsequently learn that we are unlikely to achieve our expectations or if we receive any additional information relating to the subject matters of our forward-looking statements.

    What are FIN46R and EITF 04-5?

    In January 2003, the Financial Accounting Standards Board ("FASB") issued Interpretation No. 46, "Consolidation of Variable Interest Entities" which was subsequently revised in December 2003 by FASB Interpretation No. 46(R) ("FIN46R"). FIN46R provides new criteria for determining whether or not consolidation accounting is required for activities which prior to FIN46R were off-balance sheet activities conducted through certain types of entities.

    In June 2005, the FASB ratified the consensus EITF 04-5, "Determining Whether a General Partner, or the General Partners as a Group, Controls a Limited Partnership or Similar Entity When the Limited Partners Have Certain Rights", which provides guidance in determining whether a general partner controls a limited partnership. The provisions of EITF 04-5 are not applicable to limited partnerships or similar entities accounted for as Variable Interest Entities ("VIEs") pursuant to FIN46R.

    How do FIN46R and EITF 04-5 apply to GBL?

    We have reviewed the provisions of FIN46R and EITF 04-5 and beginning January 1, 2006 consolidated the majority of our investment partnerships and offshore funds that are managed by our subsidiaries and are not determined to be VIEs. We amended the agreements of certain investment partnerships and an offshore fund on March 31, 2006. Accordingly, these partnerships have not been consolidated at March 31, 2006. The results of operations of these entities are included in the statement of income for the nine months ended September 30, 2006, which includes the period from the effective date of EITF 04-5 through the date the partnerships and offshore fund agreements were amended. Furthermore, these partnerships and offshore funds, for which the agreements were amended, will not be consolidated within our statement of income or on our statement of financial condition in future periods as long as we continue to not have any direct or indirect controlling financial interest.

    In addition, we have consolidated five investment partnerships and two offshore funds in which we have a direct or indirect controlling financial interest. These entities will continue to be consolidated in future periods as long as we continue to maintain a direct or indirect controlling financial interest.

    The company reported Assets Under Management as follows:


Table I:                                     Assets Under Management
                                                    (millions)
                                            --------------------------

                                              September 30       %
                                            -----------------
                                                               Inc.
                                             2005     2006     (Dec.)
                                            -------- -------- --------
Mutual Funds:
   Equities
      Open-end                               $7,959   $7,854    (1.3)%
      Closed-end                              4,851    5,327      9.8
   Fixed Income                                 796      683    (14.2)
                                            -------- --------
Total Mutual Funds                           13,606   13,864      1.9
                                            -------- --------
Institutional & High Net Worth Separate
 Accounts:
   Equities                                  13,129   12,195     (7.1)
   Fixed Income                                 158       54    (65.8)
                                            -------- --------
Total Institutional & High Net Worth
 Separate Accounts                           13,287   12,249     (7.8)
                                            -------- --------
Investment Partnerships                         745      488    (34.5)
                                            -------- --------
Total Assets Under Management               $27,638  $26,601     (3.8)
                                            ======== ========

   Equities                                  26,684   25,864     (3.1)
   Fixed Income                                 954      737    (22.7)
                                            -------- --------
Total Assets Under Management               $27,638  $26,601     (3.8)
                                            ======== ========



Table II:                      Assets Under Management (millions)
                          --------------------------------------------


                            9/05    12/05     3/06     6/06     9/06
                         -------- -------- -------- -------- --------
Mutual Funds
   Open-end              $ 7,959  $ 7,888  $ 8,176  $ 7,796  $ 7,854
   Closed-end              4,851    5,075    5,284    5,258    5,327
   Fixed income              796      735      807      863      683
                         -------- -------- -------- -------- --------
Total Mutual Funds        13,606   13,698   14,267   13,917   13,864
                         -------- -------- -------- -------- --------
Institutional & HNW
 Separate Accounts:
   Equities               13,129   12,382   12,639   12,270   12,195
   Fixed Income              158       84       59       55       54
                         -------- -------- -------- -------- --------
Total Institutional &
 HNW Separate Accounts    13,287   12,466   12,698   12,325   12,249
                         -------- -------- -------- -------- --------

Investment Partnerships      745      634      681      536      488
                         -------- -------- -------- -------- --------
Total Assets Under
 Management              $27,638  $26,798  $27,646  $26,778  $26,601
                         ======== ======== ======== ======== ========


                                % Increase/(decrease)
                                6/06             9/05
                          ----------------- ----------------
Mutual Funds
   Open-end                            0.7%           (1.3)%
   Closed-end                          1.3              9.8
   Fixed income                      (20.9)           (14.2)
Total Mutual Funds                    (0.4)             1.9
Institutional & HNW
 Separate Accounts:
   Equities                           (0.6)            (7.1)
   Fixed Income                       (1.8)           (65.8)
Total Institutional & HNW
 Separate Accounts                    (0.6)            (7.8)

Investment Partnerships               (9.0)           (34.5)
Total Assets Under
 Management                           (0.7)            (3.8)



Table III:                   Fund Flows - 3rd Quarter 2006 (millions)
                             -----------------------------------------

                             June 30,  Net       Market      September
                               2006   Cash   Appreciation /     30,
                                       Flows  (Depreciation)   2006
                             -------- ------ --------------- ---------
Mutual Funds:
    Equities                 $13,054   ($94)           $221   $13,181
    Fixed Income                 863   (188)              8       683
                             -------- ------ --------------- ---------
Total Mutual Funds            13,917   (282)            229    13,864
                             -------- ------ --------------- ---------
Institutional & HNW Separate
 Accounts
    Equities                  12,270   (182)            107    12,195
    Fixed Income                  55     (2)              1        54
                             -------- ------ --------------- ---------
Total Institutional & HNW
 Separate Accounts            12,325   (184)            108    12,249
                             -------- ------ --------------- ---------

Investment Partnerships          536    (51)              3       488
                             -------- ------ --------------- ---------
Total Assets Under
 Management                  $26,778  ($517)           $340   $26,601
                             ======== ====== =============== =========



Table IV
                         GAMCO INVESTORS, INC
        UNAUDITED CONSOLIDATED CONDENSED STATEMENTS OF INCOME
            (dollars in thousands, except per share data)

                                     For the Three
                                       Months Ended
                                      September 30,
                                   -------------------
                                          2005
                                   -------------------
                                                As
                                      As      Restated          % Inc.
                                    Reported    (A)     2006    (Dec.)
                                   --------- --------- -------- ------

Revenues                            $66,234   $60,706  $57,994  (4.5)%
Expenses                             40,141    37,166   36,748   (1.1)
                                   --------- --------- --------

Operating income before management
 fee                                 26,093    23,540   21,246   (9.7)

Investment income                    12,153    12,153   12,328    1.4
Interest expense                     (3,298)   (3,298)  (3,368)   2.1
                                   --------- --------- --------
Other income (expense), net           8,855     8,855    8,960    1.2
                                   --------- --------- --------

Income before management fee,
 income taxes and minority
 interest                            34,948    32,395   30,206   (6.8)
   Management fee                     3,495     3,240    3,026
                                   --------- --------- --------
Income before income taxes and
 minority interest                   31,453    29,155   27,180
   Income taxes                      11,795    10,933   10,192
   Minority interest                    210       176      104
                                   --------- --------- --------
Net income                          $19,448   $18,046  $16,884   (6.4)
                                   ========= ========= ========

Net income per share:
Basic                                 $0.65     $0.60    $0.60   (0.9)
                                   ========= ========= ========

Diluted                               $0.64     $0.59    $0.59   (0.3)
                                   ========= ========= ========

Weighted average shares
 outstanding:
 Basic                               29,935    29,935   28,254   (5.6)
                                   ========= ========= ========

 Diluted                             31,079    31,079   29,235   (5.9)
                                   ========= ========= ========

Reconciliation of Non-GAAP
 Financial Measures to GAAP:
Operating income before management
 fee                                $26,093   $23,540  $21,246   (9.7)
Deduct: management fee                3,495     3,240    3,026
                                   --------- --------- --------
Operating income                    $22,598   $20,300  $18,220  (10.2)
                                   --------- --------- --------
Operating margin before management
 fee                                   39.4%     38.8%    36.6%
                                   --------- --------- --------
Operating margin after management
 fee                                   34.1%     33.4%    31.4%
                                   --------- --------- --------



(A) As restated for the change in accounting method to recognize management fee revenues on closed-end preferred shares and incentive fee revenues on investment partnerships at the end of the measurement period, effective January 1, 2006.



Table IV
                         GAMCO INVESTORS, INC
        UNAUDITED CONSOLIDATED CONDENSED STATEMENTS OF INCOME
            (dollars in thousands, except per share data)

                               For the Nine Months
                                       Ended
                                  September 30,
                              ----------------------
                                      2005
                              ----------------------
                                 As         As                 % Inc.
                               Reported  Restated(A)   2006    (Dec.)
                              --------- ------------ --------- ------

Revenues                      $187,606     $180,837  $178,937   (1.1)%
Expenses                       117,151      113,513   125,594   10.6
                              --------- ------------ ---------

Operating income before
 management fee                 70,455       67,324    53,343  (20.8)

Investment income               20,764       20,764    52,181  151.3
Interest expense               (10,502)     (10,502)  (10,637)   1.3
                              --------- ------------ ---------
Other income (expense), net     10,262       10,262    41,544  304.8
                              --------- ------------ ---------

Income before management fee,
 income taxes and minority
 interest                       80,717       77,586    94,887   22.3
   Management fee                8,072        7,759     8,153
                              --------- ------------ ---------
Income before income taxes
 and minority interest          72,645       69,827    86,734
   Income taxes                 27,242       26,186    33,726
   Minority interest               318          266     8,783
                              --------- ------------ ---------
Net income                     $45,085      $43,375   $44,225    2.0
                              ========= ============ =========

Net income per share:
Basic                            $1.51        $1.45     $1.54    6.3
                              ========= ============ =========

Diluted                          $1.48        $1.43     $1.53    6.9
                              ========= ============ =========

Weighted average shares
 outstanding:
 Basic                          29,859       29,859    28,644   (4.1)
                              ========= ============ =========

 Diluted                        31,323       31,323    29,635   (5.4)
                              ========= ============ =========

Reconciliation of Non-GAAP
 Financial Measures
to GAAP:
Operating income before
 management fee                $70,455      $67,324   $53,343  (20.8)
Deduct: management fee           8,072        7,759     8,153
                              --------- ------------ ---------
Operating income               $62,383      $59,565   $45,190  (24.1)
                              --------- ------------ ---------
Operating margin before
 management fee                   37.6%        37.2%     29.8%
                              --------- ------------ ---------
Operating margin after
 management fee                   33.3%        32.9%     25.3%
                              --------- ------------ ---------



(A) As restated for the change in accounting method to recognize management fee revenues on closed-end preferred shares and incentive fee revenues on investment partnerships at the end of the measurement period, effective January 1, 2006.



Table IV
                         GAMCO INVESTORS, INC
        UNAUDITED CONSOLIDATED CONDENSED STATEMENTS OF INCOME
            (dollars in thousands, except per share data)

To provide a better understanding of core results and trends, GAMCO has provided our results before adjusting for FASB Interpretation No. 46R ("FIN 46R") and Emerging Issue Task Force 04-5 ("EITF 04-5"). These results are not presented in accordance with generally accepted accounting principles ("GAAP") in the United States. A reconciliation of these non-GAAP financial measures to results presented in accordance with GAAP is presented herein.

                           For the Nine Months Ended September 30,
                       -----------------------------------------------

                                                    Adjust-
                                                     ments
                                 2005 (a)  2006 (b)   (c)    2006 (d)
                                --------- --------- ------- ---------

Revenues                        $187,606  $179,900   $(963) $178,937
Expenses                         117,151   125,405     189   125,594
                                --------- --------- ------- ---------

Operating income before
 management fee                   70,455    54,495  (1,152)   53,343

Investment income                 20,764    37,084  15,097    52,181
Interest expense                 (10,502)  (10,046)   (591)  (10,637)
                                --------- --------- ------- ---------
Other income (expense), net       10,262    27,038  14,506    41,544
                                --------- --------- ------- ---------

Income before management fee,
 income taxes and minority
 interest                         80,717    81,533  13,354    94,887
   Management fee                  8,072     8,153       -     8,153
                                --------- --------- ------- ---------
Income before income taxes and
 minority interest                72,645    73,380  13,354    86,734
   Income taxes                   27,242    28,718   5,008    33,726
   Minority interest                 318       437   8,346     8,783
                                --------- --------- ------- ---------
Net income                       $45,085   $44,225      $-   $44,225
                                ========= ========= ======= =========

Net income per share:
Basic                              $1.51     $1.54      $-     $1.54
                                ========= ========= ======= =========

Diluted                            $1.48     $1.53      $-     $1.53
                                ========= ========= ======= =========

Weighted average shares
 outstanding:
Basic                             29,859    28,644            28,644
                                ========= =========         =========

 Diluted                          31,323    29,635            29,635
                                ========= =========         =========


                                      ^                 ^
                                  06(b)/05        %  06(d)/05    %
                                 ----------- ------ ---------- ------

Revenues                            $(7,706) (4.1)%   $(8,669) (4.6)%
Expenses                              8,254    7.0      8,443    7.2
                                 -----------        ----------

Operating income before
 management fee                     (15,960) (22.7)   (17,112) (24.3)

Investment income                    16,320     NM     31,417     NM
Interest expense                        456    4.3       (135)  (1.3)
                                 -----------        ----------
Other income (expense), net          16,776     NM     31,282     NM
                                 -----------        ----------

Income before management fee,
 income taxes and minority
 interest                               816    1.0     14,170   17.6
   Management fee                        81                81
                                 -----------        ----------
Income before income taxes and
 minority interest                      738            14,089
   Income taxes                       1,476             6,484
   Minority interest                    119             8,465
                                 -----------        ----------
Net income                            $(860)  (1.9)     $(860)  (1.9)
                                 ===========        ==========

Net income per share:
Basic                                 $0.03    2.0      $0.03    2.0
                                 ===========        ==========

Diluted                               $0.05    3.4      $0.05    3.4
                                 ===========        ==========

Weighted average shares
 outstanding:
Basic                                (1,215)  (4.1)    (1,215)  (4.1)
                                 ===========        ==========

 Diluted                             (1,688)  (5.4)    (1,688)  (5.4)
                                 ===========        ==========



(a) As reported - GAAP at that time.
(b) Under a comparable reporting methodology as in 2005 - Non-GAAP in 2006.
(c) Represents the effects of consolidation for the first quarter of 2006 of those entities in which GBL holds a direct or indirect controlling interest and the consolidation of entities under FIN 46R and EITF 04-5.
(d) GAAP basis.

Please refer to Notes On Non-GAAP Financial Measures and Change In Accounting Method on page 9 for discussion of FIN46R and EITF 04-5.



Table IV

                         GAMCO INVESTORS, INC
        UNAUDITED CONSOLIDATED CONDENSED STATEMENTS OF INCOME
            (dollars in thousands, except per share data)

                                 For the Nine Months Ended September
                                                  30,
                                --------------------------------------

                                                  Adjustments
                                2005 (a) 2006 (b)    (c)      2006 (d)
                                -------- -------- ----------- --------
Reconciliation of Non-GAAP
 Financial
Measures to GAAP:
Operating income before
 management fee                 $70,455  $54,495              $53,343
Deduct: management fee            8,072    8,153                8,153
                                -------- --------             --------
Operating income                $62,383  $46,342              $45,190
                                -------- --------             --------
Operating margin before
 management fee                   37.6 %   30.3 %               29.8 %
                                -------- --------             --------
Operating margin after
 management fee                   33.3 %   25.8 %               25.3 %
                                -------- --------             --------



Table V
                         GAMCO INVESTORS, INC
   UNAUDITED QUARTERLY CONSOLIDATED CONDENSED STATEMENTS OF INCOME
            (dollars in thousands, except per share data)

                                      2005 (As Restated)*
                         ---------------------------------------------
                           1st      2nd      3rd      4th
                         Quarter  Quarter  Quarter  Quarter    Total
                         -------- -------- -------- -------- ---------
Income Statement Data:

Revenues                 $60,313  $59,818  $60,706  $72,495  $253,332

Expenses                  38,391   37,956   37,166   41,630   155,143
                         -------- -------- -------- -------- ---------

Operating income before
 management fee           21,922   21,862   23,540   30,865    98,189


Investment income          4,067    4,544   12,153    8,631    29,395
Interest expense          (3,929)  (3,275)  (3,298)  (3,280)  (13,782)
                         -------- -------- -------- -------- ---------
Other income (expense),
 net                         138    1,269    8,855    5,351    15,613
                         -------- -------- -------- -------- ---------

Income before management
 fee, income taxes and
 minority interest        22,060   23,131   32,395   36,216   113,802

Management fee             2,206    2,313    3,240    3,621    11,380
                         -------- -------- -------- -------- ---------

Income before income
 taxes and minority
 interest                 19,854   20,818   29,155   32,595   102,422

Income taxes               7,445    7,808   10,933   12,222    38,408
Minority interest            (20)     110      176      232       498
                         -------- -------- -------- -------- ---------

Net income               $12,429  $12,900  $18,046  $20,141  $ 63,516
                         ======== ======== ======== ======== =========

Net income per share:
    Basic                $  0.42  $  0.43  $  0.60  $  0.68  $   2.13
                         ======== ======== ======== ======== =========

    Diluted              $  0.41  $  0.42  $  0.59  $  0.67  $   2.10
                         ======== ======== ======== ======== =========

Weighted average shares
outstanding:
    Basic                 29,560   30,079   29,935   29,643    29,805
                         ======== ======== ======== ======== =========

    Diluted               31,684   31,211   31,079   30,652    31,155
                         ======== ======== ======== ======== =========

Reconciliation of Non-
 GAAP
Financial Measures to
 GAAP:
Operating income before
 management fee          $21,922  $21,862  $23,540  $30,865  $ 98,189
Deduct: management fee     2,206    2,313    3,240    3,621    11,380
                         -------- -------- -------- -------- ---------
Operating income         $19,716  $19,549  $20,300  $27,244  $ 86,809
                         -------- -------- -------- -------- ---------
Operating margin before
 management fee             36.3%    36.5%    38.8%    42.6%     38.8%
                         -------- -------- -------- -------- ---------
Operating margin after
 Management fee             32.7%    32.7%    33.4%    37.6%     34.3%
                         -------- -------- -------- -------- ---------

                                                 2006
                                  ------------------------------------
                                    1st      2nd      3rd
                                  Quarter* Quarter* Quarter    Total
                                  -------- -------- -------- ---------
Income Statement Data:

Revenues                          $59,284  $61,659  $57,994  $178,937

Expenses                           37,883   50,963   36,748   125,594
                                 --------- -------- -------- ---------

Operating income before
 management fee                    21,401   10,696   21,246    53,343


Investment income                  29,498   10,355   12,328    52,181
Interest expense                   (3,875)  (3,394)  (3,368)  (10,637)
                                 --------- -------- -------- ---------
Other income (expense), net        25,623    6,961    8,960    41,544
                                 --------- -------- -------- ---------

Income before management fee,
 income taxes and minority
 interest                          47,024   17,657   30,206    94,887

Management fee                      3,367    1,760    3,026     8,153
                                 --------- -------- -------- ---------

Income before income taxes and
 minority interest                 43,657   15,897   27,180    86,734

Income taxes                       16,371    7,163   10,192    33,726
Minority interest                   8,586       93      104     8,783
                                 --------- -------- -------- ---------

Net income                        $18,700  $ 8,641  $16,884  $ 44,225
                                 ========= ======== ======== =========

Net income per share:
    Basic                         $  0.64  $  0.30  $  0.60  $   1.54
                                 ========= ======== ======== =========

    Diluted                       $  0.63  $  0.30  $  0.59  $   1.53
                                 ========= ======== ======== =========

Weighted average shares
outstanding:
    Basic                          29,180   28,507   28,254    28,644
                                 ========= ======== ======== =========

    Diluted                        30,185   29,496   29,235    29,635
                                 ========= ======== ======== =========

Reconciliation of Non-GAAP
Financial Measures to GAAP:
Operating income before
 management fee                   $21,401  $10,696  $21,246  $ 53,343
Deduct: management fee              3,367    1,760    3,026     8,153
                                 --------- -------- -------- ---------
Operating income                  $18,034  $ 8,936  $18,220  $ 45,190
                                 --------- -------- -------- ---------
Operating margin before
 management fee                      36.1%    17.3%    36.6%     29.8%
                                 --------- -------- -------- ---------
Operating margin after
 Management fee                      30.4%    14.5%    31.4%     25.3%
                                 --------- -------- -------- ---------




* As restated for the change in accounting method to recognize management fee revenues on closed-end preferred shares and incentive fee revenues on investment partnerships at the end of the measurement period, effective January 1, 2006.

Please refer to Notes On Non-GAAP Financial Measures and Change
In Accounting Method on page 9 for discussion of our restatement of revenues.



Table V
                         GAMCO INVESTORS, INC
   UNAUDITED QUARTERLY CONSOLIDATED CONDENSED STATEMENTS OF INCOME
            (dollars in thousands, except per share data)


                                     2005 (As Reported)*
                        ----------------------------------------------
                           1st      2nd      3rd      4th
                         Quarter  Quarter  Quarter  Quarter    Total
                        --------- -------- -------- -------- ---------
Income Statement Data:

Revenues                 $61,531  $59,841  $66,234  $64,757  $252,363

Expenses                  39,122   37,888   40,141   37,264   154,415
                        --------- -------- -------- -------- ---------

Operating income before
 management fee           22,409   21,953   26,093   27,493    97,948


Investment income          4,067    4,544   12,153    8,631    29,395
Interest expense          (3,929)  (3,275)  (3,298)  (3,280)  (13,782)
                        --------- -------- -------- -------- ---------
Other income (expense),
 net                         138    1,269    8,855    5,351    15,613
                        --------- -------- -------- -------- ---------

Income before management
 fee, income taxes and
 minority interest        22,547   23,222   34,948   32,844   113,561

Management fee             2,255    2,322    3,495    3,284    11,356
                        --------- -------- -------- -------- ---------

Income before income
 taxes and minority
 interest                 20,292   20,900   31,453   29,560   102,205

Income taxes               7,609    7,838   11,795   11,085    38,327
Minority interest              1      107      210      169       487
                        --------- -------- -------- -------- ---------

Net income               $12,682  $12,955  $19,448  $18,306  $ 63,391
                        ========= ======== ======== ======== =========

Net income per share:
    Basic                $  0.43  $  0.43  $  0.65  $  0.62  $   2.13
                        ========= ======== ======== ======== =========

    Diluted              $  0.42  $  0.43  $  0.64  $  0.61  $   2.09
                        ========= ======== ======== ======== =========

Weighted average shares
outstanding:
    Basic                 29,560   30,079   29,935   29,643    29,805
                        ========= ======== ======== ======== =========

    Diluted               31,684   31,211   31,079   30,652    31,155
                        ========= ======== ======== ======== =========

Reconciliation of Non-
 GAAP
Financial Measures to
 GAAP:
Operating income before
 management fee          $22,409  $21,953  $26,093  $27,493  $ 97,948
Deduct: management fee     2,255    2,322    3,495    3,284    11,356
                        --------- -------- -------- -------- ---------
Operating income         $20,154  $19,631  $22,598  $24,209  $ 86,592
                        --------- -------- -------- -------- ---------
Operating margin before
 management fee             36.4%    36.7%    39.4%    42.5%     38.8%
                        --------- -------- -------- -------- ---------
Operating margin after
 Management fee             32.8%    32.8%    34.1%    37.4%     34.3%
                        --------- -------- -------- -------- ---------


                                                   2006 (As Reported)*
                                                      1st       2nd
                                                    Quarter   Quarter
                                                   --------- ---------
Income Statement Data:

Revenues                                           $ 60,575  $ 62,797

Expenses                                             40,115    51,666
                                                   --------- ---------

Operating income before management fee               20,460    11,131


Investment income                                    29,498    10,355
Interest expense                                     (3,875)   (3,394)
                                                   --------- ---------
Other income (expense), net                          25,623     6,961
                                                   --------- ---------

Income before management fee, income taxes and
 minority interest
                                                     46,083    18,092

Management fee                                        3,478     1,804
                                                   --------- ---------

Income before income taxes and minority interest     42,605    16,288

Income taxes                                         15,977     7,308
Minority interest                                     7,350       108
                                                   --------- ---------

Net income                                         $ 19,278  $  8,872
                                                   ========= =========

Net income per share:
    Basic                                          $   0.66  $   0.31
                                                   ========= =========

    Diluted                                        $   0.65  $   0.31
                                                   ========= =========

Weighted average shares
outstanding:
    Basic                                            29,180    28,507
                                                   ========= =========

    Diluted                                          30,185    29,496
                                                   ========= =========

Reconciliation of Non-GAAP
Financial Measures to GAAP:
Operating income before management fee             $ 20,460  $ 11,131
Deduct: management fee                                3,478     1,804
                                                   --------- ---------
Operating income                                   $ 16,982  $  9,327
                                                   --------- ---------
Operating margin before management fee                 33.8%     17.7%
                                                   --------- ---------
Operating margin after Management fee                  28.0%     14.9%
                                                   --------- ---------



*As originally reported during the year ended December 31, 2005 and quarters ended March 31, 2006 and June 30, 2006.



Table VI
                         GAMCO INVESTORS, INC
       CONSOLIDATED CONDENSED STATEMENTS OF FINANCIAL CONDITION
                             (thousands)


                             December 31,  September 30, September 30,
                               2005 (a)(c)  2005 (a) (c)   2006 (a)(b)
                             ------------- ------------- -------------
ASSETS                                      (unaudited)   (unaudited)

Cash and cash equivalents    $    170,659  $    205,050  $    112,089
Investments                       493,187       481,725       562,083
Receivables                        45,198        34,230        68,986
Other assets                       11,888        12,395        11,290
                             ------------- ------------- -------------

   Total assets              $    720,932  $    733,400  $    754,448
                             ============= ============= =============

LIABILITIES AND
 STOCKHOLDERS' EQUITY

Compensation payable         $     27,820  $     36,614  $     40,381
Income taxes payable               10,097         5,408         5,353
Accrued expenses and other
 liabilities                       20,485        22,686        38,157
                             ------------- ------------- -------------
   Total operating
    liabilities                    58,402        64,708        83,891

5.5% Senior notes (due May
 15, 2013)                        100,000       100,000       100,000
6% Convertible note
 (conversion price, $53 per
 share; note due August 14,
 2011)                             50,000        50,000        50,000
5.22% Senior notes (due
 February 17, 2007)                82,308        82,308        82,308
                             ------------- ------------- -------------
   Total liabilities              290,710       297,016       316,199

Minority interest                   6,147         5,915        20,218

Stockholders' equity              424,075       430,469       418,031
                             ------------- ------------- -------------

Total liabilities and
 stockholders' equity        $    720,932  $    733,400  $    754,448
                             ============= ============= =============



(a) As restated for the change in accounting method to recognize management fee revenues on closed-end preferred shares and incentive fee revenues on investment partnerships at the end of the measurement period, effective January 1, 2006.

(b) September 30, 2006 balance sheet includes $16.5 million in assets, $2.8 million in liabilities and $13.6 million in minority interest that pertain to investment partnerships and offshore funds in which we have a direct or indirect controlling financial interest. These entities have been consolidated and will be consolidated in future periods as long as we continue to maintain a direct or indirect controlling financial interest.

(c) Convertible note was 5% with a conversion price of $52 per share.



    CONTACT: GAMCO Investors, Inc.
             Douglas R. Jamieson, 914-921-5020
             President & Chief Operating Officer
             or
             John C. Ferrara, 914-921-5147
             Interim Chief Financial Officer
             www.gabelli.com